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                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549




                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934



           Date of Report (Date of earliest event reported): 10/30/97



                          THE COLONIAL BANCGROUP, INC.
             (Exact name of registrant as specified in its charter)





        Delaware                  1-13508                    63-0661573
(State of Incorporation)    (Commission File No.)      (IRS Employer I.D. No.)



One Commerce Street, Montgomery, Alabama                  36104
(Address of Principal Executive Office)                (Zip Code)

Registrant's telephone number, including area code:   (334) 240-5000



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ITEM 5.  OTHER EVENTS


     On October 15, 1997, Purser L. McLeod, Jr. was approved by the Board of Directors of Registrant to serve as its President. Mr. McLeod will serve for the next six months or until his successor is hereby elected and qualified. For the period from 1984 until his election, Mr. McLeod served as President and Chief Executive Officer of Colonial Bank, Montgomery.

     The following table reflects Mr. McLeod's compensation for the most recent fiscal year.



                                           Annual Compensation      Long-Term Compensation Awards
                                -----------------------------------------------------------------
                                                                                       Securities
                                                                    Restricted Stock   Underlying          All Other
Name and Principal Position       Year     Salary        Bonus         Awards(1)          Options        Compensation (2)
---------------------------------------------------------------------------------------------------------------------------------
President of the Registrant      1996     $167,523      $30,000       $118,125           10,000          $5,026


(1) Represents the market value, on the date of grant, of shares awarded under BancGroup's Stock Bonus Plan. Mr. McLeod was granted 6,000 shares on December 19, 1996 which vest 20% per year beginning one year from the grant date.

(2) The amount shown reflects the annual company payments to BancGroup's defined contribution plan.




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                                  SIGNATURES



     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                        THE COLONIAL BANCGROUP, INC.


                                        By:  /s/ W. Flake Oakley, IV.
                                           --------------------------
                                           W. Flake Oakley, IV.
                                           Its Chief Financial Officer


On: October 30, 1997